UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2008

OPNEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33306 (Commission File Number)	22-3761205 (IRS Employer Identification No.)
1 Christopher Way, Eatontown, New Jersey 07724
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 544-3400
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On July 9, 2008, Opnext, Inc., a Delaware corporation (the “Company”), issued a press release announcing that the Company had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 9, 2008, by and among the Company, StrataLight Communications, Inc., a Delaware corporation (“StrataLight”), Omega Merger Sub 1, Inc., a Delaware corporation and a wholly-owned direct subsidiary of the Company (“Merger Sub 1”), Omega Merger Sub 2, Inc., a Delaware corporation and a wholly-owned direct subsidiary of the Company (“Merger Sub 2”), and Mark J. DeNino, as the stockholder representative. Pursuant to the Merger Agreement, Merger Sub 1 will merge with and into StrataLight and StrataLight will survive such merger and the separate corporate existence of Merger Sub 1 will cease. Immediately thereafter, StrataLight will merge with and into Merger Sub 2 and Merger Sub 2 will survive such merger and the separate corporate existence of StrataLight will cease. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Attached as Exhibit 99.2 are slides, dated July 9, 2008, to be used by the Company when discussing the Merger Agreement and related transactions with members of the investment community. On July 9, 2008, the Company’s management conducted a conference call with analysts at 5:00 p.m. EDT to discuss the acquisition in detail.
Additional Information and Where to Find It
     In connection with the proposed Merger, the Company will file relevant materials with the Securities and Exchange Commission (“SEC”), including a proxy statement/registration statement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement/registration statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting the Company’s Investor Relations at (732) 544-3212 or accessing the Company’s investor relations website. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.
Participants in the Solicitation
     The Company and its executive officers and directors may be deemed to be participating in the solicitation of proxies from the security holders of the Company in connection with the proposed Merger. Information about the executive officers and directors of the Company and the number of shares of the Company’s common stock beneficially owned by such persons is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on July 30, 2007. Security holders may obtain additional information regarding the direct and indirect interests of the Company and its executive officers and directors in the Merger by reading the proxy statement/registration statement regarding the Merger when it becomes available.
     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 9, 2008, issued by Opnext, Inc.

99.2	Slide Presentation, dated July 9, 2008, issued by Opnext, Inc.
     INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS — Certain of the statements contained in this report and Exhibits 99.1 and 99.2 attached hereto, including, without limitation, statements as to management’s good faith expectations and belief are forward-looking statements. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNEXT, INC.
Date: July 9, 2008	By:	/s/ Robert J. Nobile
Robert J. Nobile
Chief Financial Officer and Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 9, 2008, issued by Opnext, Inc.

99.2	Slide Presentation, dated July 9, 2008, issued by Opnext, Inc.